EXHIBIT 99.1



                  TRITON ANNOUNCES $300 MILLION NOTES OFFERING

DALLAS, TEXAS - September 22, 2000 - Triton Energy Limited (NYSE: OIL) announces that it intends to sell $300 million of senior notes in an offering within the United States to qualified institutional investors and outside the United States to non-U.S. investors.

Triton intends to use the proceeds to refinance its $200 million 8 3/4 % Senior Notes due 2002, as well as for capital expenditures and other general corporate purposes.

This announcement is neither an offer to sell nor a solicitation to buy any of these securities.

The securities to be offered will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

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Investor  Contact: Crystal  C.  Bell,  Director, Investor Relations and
                   Corporate  Communications
                   Triton  Energy
                   (214)  691-5200

Media  Contact:    Mark  Semer
                   Kekst  and  Company
                   (212)  521-4802